Exhibit 10.1


       Property agreement dated as of February 19th, 2004 between Patriot
             Gold Corp. and the Tierra Natal Revocable Trust et al.

                                PURCHASE CONTRACT


1. This Agreement is made and entered into this 19th day of February, 2004, between PATRIOT GOLD CORP., a Nevada corporation, hereinafter called (BUYER) and Barbara L. Cornelsen; Geraldine Dwight; Carol Justice, Ernestine Hammon, Erin Reynolds; Catherine Jean Calara; Sandra L. Powell; Betty Lee Atwood; Nancy Markham; Larry Dickie; G. Joann Renner; Pamela Jean Zeller; Marcine K. Shuck; Norma Ann Pirtle; Richard Pinney; Dorothy Louise Dickie Pinney; Mary Joyce Dickie Thrailkill; Sharon Marie Anderson; Tierra Natal Revocable Trust by/___________________Trustee, hereinafter called (SELLER) Constitutes escrow instructions to FIRST AMERICAN TITLE INSURANCE AGENCY, Inc. of YAVAPAI COUNTY, an Arizona corporation (ESCROW AGENT), and represents the Agreement on the part of the Seller to sell and on the part of the Buyer to purchase the real property described together with all rights, privileges, easements and appurtenances thereto, whether or not recorded.


2. PROPERTY: The Property which is the subject of this Agreement is comprised of patented mining claims Divide, Key No. 1, Key No. 2, Keystone Wedge, Omega and Moss Millsight, also identified as Mohave County Tax Assessor's Parcel Number 21305002, located in the historic Oatman gold mining District near the town of Oatman, Mohave County, Arizona. The Property is legally described on Exhibit "A" to the Agreement.


3.     OPENING OF ESCROW; CLOSING:

       a. For purposes of this Agreement, the opening of escrow shall occur on the date which the initial Deposit, hereafter defined, and original of the Agreement, executed by Buyer and Seller; is delivered to and accepted by Escrow Agent.

       b. The Closing shall occur at the office of Escrow Agent or at such other time and place as Seller and Buyer may otherwise agree in writing. The Closing shall be deemed to have occurred when (i) all closing documents contemplated by this Agreement have been delivered to, received by and executed by the appropriate parties,
              (ii) all conditions to the Closing contemplated by this Agreement have been satisfied or waived, (iii) the deed, prepared by Escrow Agent and executed by Seller conveying the Property to Buyer, subject only to the items set forth in the Title Report as approved or waived by Buyer. Escrow Agent is instructed to record such deed at the Closing upon payment of funds (as set forth in this Agreement hereinafter) and due from Buyer.


4.     PURCHASE PRICE:

       a. The Purchase Price (PURCHASE PRICE) shall be Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) in U.S. Funds, in accordance with the terms of this Agreement.

       b. The Purchase Price shall be payable as follows: (i) Upon signing of this Agreement by Buyer, Buyer shall deliver to Escrow Agent, together with its fully executed Agreement an initial, non-refundable earnest money (First Payment) deposit of Twenty-Five Thousand and No/100 Dollars ($25,000.00) U.S. Funds, Certified Check payable to Escrow Agent. Such initial First Payment Deposit shall be held by Escrow Agent in and interest bearing account until a counterpart original Agreement signed by each Seller as set forth in Paragraph 1. of the Agreement has been delivered to Escrow Agent. Upon receipt and acceptance by Escrow Agent of the original counterpart Agreement fully executed by Seller, Escrow Agent shall immediately release and disburse this First Payment Deposit to Seller.

       c. On the Three (3) month anniversary of the signing of the Agreement, if Escrow Closing has not occurred, an additional, Non-Refundable Twenty-Five Thousand and No/100 Dollars ($25,000.00) deposit in U.S. Funds, Certified Check shall be delivered to Escrow Agent and immediately released and delivered by Escrow Agent to Seller. Non-Refundable deposit payments due from Buyer and received by Escrow Agent remain non-refundable to Buyer whether or not Buyer for any reason elects to terminate the Agreement prior to Close of Escrow.

       d. On or before the Six (6) month anniversary of the signing of the Agreement a Three Hundred Thousand And No/100 Dollar ($300,000.00) full Payment in U.S. Funds, Certified Check, increased or reduced as required to take into account the prorations or adjustments required by the Agreement to Close Escrow, shall be delivered to Escrow Agent. Escrow Agent shall disburse such full payment to Seller at Close of Escrow.


5.     PROPERTY DOCUMENTATION:

       a. Upon Buyer's deposit and Escrow Agent's receipt of the first non-refundable payment of Twenty-Five Thousand Dollars ($25,000.00), Seller shall provide to Buyer, upon written request, letters of authorization that Buyer may need to obtain copies of all recorded documents Seller has knowledge of relating to the Property(s) including but not limited to all studies, engineering reports, site plans, agreements, or warranties currently existing with respect to the Property(s). Buyer hereby acknowledges that it is the responsibility solely of the Buyer, during Buyer's Six (6) Month Feasibility Term prior to and after Close of Escrow, to research, obtain, order or review any inspections, inspection reports, environmental assessments, tests, test results, advisories, letters and other similar documentation, inspections, existing conditions, governmental agencies requirements, or any other recorded of un-recorded information, relating to the Property which Buyer deems, in Buyer's sole determination and opinion, to be of material importance to Buyer's decision to purchase the Property.

       b. Buyer shall have a period of six months, [Buyer's Feasibility Term, Paragraph 5, Item (a)], from the date the Agreement is signed, to review and evaluate such documentation and information and to proceed with the purchase of the Property or to notify Seller and Escrow Agent in writing no less than ten (10) days prior to the Six (6) month anniversary of the signing of the Agreement its intention to terminate the Agreement. In no event shall Close of Escrow be later than on the six (6) month anniversary of the signing of the Agreement.


6.     ASSIGNMENT:

       a. At any time during the Buyer's Feasibility Term of Six (6) months or until Close of Escrow, should the Buyer desire to assign or in any other manner wish to divest itself of its position in, responsibility or rights to the Agreement to purchase the Property, Buyer shall obtain written approval from Seller(s) and shall provide evidence acceptable to Seller(s) of the proposed assignee's qualifications and ability to perform all the requirements of the Agreement through Close of Escrow.

       b. Should an Assignee be approved by Seller(s), and in the event prior to Close of Escrow, Assignee is found to be in default of any of Buyer's obligations as set forth in the Agreement, Buyer shall be responsible to remedy any such default and to remain responsible for all requirements set forth in the Agreement and for any adverse or detrimental actions or affects suffered by Seller resulting from Buyer's assignment.


7.     MINING THE PROPERTY:

       a. During the Feasibility Term and before Close of Escrow, Buyer shall not perform any mining or removal of ore from the Property(s); neither shall Buyer permit mining of any kind or removal of ore from the Property(s) by its assigns, representatives, agents or other related or un-related entities associated with the Buyer.


8.     HOLD HARMLESS REQUIREMENTS:

       a. During the Feasibility Term and after Close of Escrow, Buyer, its representatives, assigns, agents, or any entity associated with Buyer shall hold Seller(s) harmless from SELLER: any and TIERRA NATAL REVOCABLE TRUST, and Arizona Trust. actions, charges, litigation, expenses, and adverse action or affect resulting from Buyer's feasibility study activities and investigations of the Property(s).


9.     COST OF SALE:

       a. Buyer shall be responsible to pay all costs and expenses associated with the purchase of the Property(s), including, but not limited to all escrow fees and charges, cost of Buyer's feasibility study, charges resulting from any tests, documentation, inspections, environmental assessments, reports or surveys required or ordered by buyer.

       b. Upon request from Buyer, Seller shall make available for Buyer's inspection any documentation relating to the Property Seller currently has in its possession and will, upon request provide letters of authorization that Buyer may need to obtain copies of all recorded documents relating to the Property(s).




       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.

BUYER:                                          SELLER:

PATRIOT GOLD CORP.,                             TIERRA NATAL REVOCABLE
a Nevada corporation.                           TRUST, and Arizona Trust.


      By: _______________________                By:
             Ronald Blomkamp                     ________________________
             President & CEO                            Barbara Dickie Williams,
                                                        Co-Trustee


                                                 By:
                                                 ------------------------
                                                        Barbara Dickie Williams,
                                                        Co-Trustee


                                                    ----------------------------
                                                       Sharon Marie Anderson


                                                    ----------------------------

                                                          Norma Ann Pirtle


                                                    ----------------------------
                                                       Catherine Jean Calara


                                                    ----------------------------
                                                        Barbara L. Cornelsen


                                                    ----------------------------
                                                            Larry Dickie


                                                    ----------------------------
                                                          Geraldine Dwight


                                                    ----------------------------
                                                          Ernestine Hammon


                                                    ----------------------------
                                                    Dorothy Louise Dickie Pinney


                                                    ----------------------------
                                                           Carol Justice


                                                    ----------------------------
                                                           Richard Pinney


                                                    ----------------------------
                                                       Joann Reynolds Renner


                                                    ----------------------------
                                                           Erin Reynolds


                                                    ----------------------------
                                                          Marcine K. Shuck


                                                    ----------------------------
                                                    Mary Joyce Dickie Thrailkill


                                                    ----------------------------
                                                         Pamela Jean Zeller


                                                    ----------------------------
                                                           Nancy Markham


                                                    ----------------------------
                                                          Betty Lee Atwood

                             ESCROW AGENT ACCEPTANCE

       Escrow Agent hereby:  (i)  Acknowledges  receipt of the Initial  Deposit,
(ii) agrees to be bound by the  provisions  hereof  applicable  to Escrow Agent,
(iii) agrees to perform its obligations as set forth herein, (iv) if a title agency, shall upon Opening of Escrow provide Buyer and Seller with an "insured closing letter" from the insurance company underwriting the Title Policy, and
(v) declares that Opening of Escrow has occurred this _____ day of February, 2004.



       FIRST AMERICAN TITLE INSURANCE AGENCY, INC. an Arizona corporation



By:______________________________

Name:____________________________

Its:_______________________________

                                   Exhibit "A"

                               (Legal Description)

     Township 20 North, Range 20 West, Gila and Salt River Base & Meridian:

                                Williams Property



------------------------- ---------------------- -------------------------------

       Claim Name           Mineral Survey No        Patent Recorded at Book of
                                                             Deeds/Page
------------------------- ---------------------- -------------------------------
       Key No. 1                  4484                         115/428
------------------------- ---------------------- -------------------------------

       Key No. 2                  4484                         115/428
------------------------- ---------------------- -------------------------------
     Moss Millsight               4484                         115/428
------------------------- ---------------------- -------------------------------
         Omega                    4484                         115/428
------------------------- ---------------------- -------------------------------
         Divide                   4484                         115/428
------------------------- ---------------------- -------------------------------
     Keystone Wedge               4484                         115/428
------------------------- ---------------------- -------------------------------


All claims located in Section 19 and 30, Township 20 North, Range 20 West, Gila & Salt River Base & Meridian, Mohave County, Arizona.